Exhibit 10.5.1

STATE OF TEXAS	HHSC CONTRACT NO. 529-00-139-K

COUNTY OF TRAVIS

AMENDMENT 11
TO THE AGREEMENT BETWEEN THE
HEALTH & HUMAN SERVICES COMMISSION
AND
AMERIGROUP TEXAS, INC.
FOR HEALTH PLAN SERVICES
TO THE
CHILDREN’S HEALTH INSURANCE PROGRAM

     THIS CONTRACT AMENDMENT (the “Amendment”) is entered into between the HEALTH & HUMAN SERVICES COMMISSION (“HHSC”), an administrative agency within the executive department of the State of Texas, and AMERIGROUP Texas, Inc. (“CONTRACTOR”), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 1200 E. Copeland Rd., Suite 200, Arlington, Texas 76011. HHSC and CONTRACTOR may be referred to in this Amendment individually as a “Party” and collectively as the “Parties.”

     The Parties hereby agree to amend their original contract, HHSC contract number 529-00-148 (the “Agreement”), as set forth in Article 2 of this Amendment.

ARTICLE 1. PURPOSE.

Section 1.01 Authorization.

     This Amendment is executed by the Parties in accordance with Article 8 of the Agreement.

Section 1.02 Effective Date of changes

     Except as provided below, this Amendment is effective September 1, 2003, and terminates on the Expiration Date of the Agreement, unless extended or terminated sooner by HHSC in accordance with the Agreement.

ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES.

Section 2.01 Modification to Section 4.10, Assignment

     Section 4.10 of the Agreement is modified as follows:

     “Section 4.10 Assignment

     This Agreement was awarded to CONTRACTOR based on CONTRACTOR’s qualifications to perform the services described in the RFP. CONTRACTOR cannot assign this Agreement without the written consent of HHSC. This provision does not prevent CONTRACTOR from subcontracting duties and responsibilities to qualified Subcontractors. If HHSC consents to an assignment of this Agreement, a transition period of 90 days will run from the date the assignment is approved and so that Members’ services are not interrupted. The assigning CONTRACTOR must also submit a transition plan, as set out in section 20.18(d), subject to HHSC’s approval.”

Section 2.02 Modification to Article 7, Service Levels and Performance Measurement

Section 7.01(f) is deleted in its entirety and replaced with the following language:

     “Section 7.01 Performance Measurement

     (f) CONTRACTOR must comply with the performance objectives set forth in Exhibit A to Amendment 11 of HHSC contract number 529-00-139, entitled “Performance Objectives.”

Section 2.03 Modification to Article 9, Audit and Financial Compliance

     Article 9 of the Agreement is modified by adding new Section 9.04, State Auditor’s Office, as follows:

     “Section 9.04 State Auditor’s Office

     CONTRACTOR understands that acceptance of funds under this contract acts as acceptance of the authority of the State Auditor’s Office, or any successor agency, to conduct an audit or investigation in connection with those funds. CONTRACTOR further agrees to cooperate fully with the State Auditor’s Office or its successor in the conduct of the audit or investigation, including providing all records requested. CONTRACTOR will ensure that this clause concerning the authority to audit funds received indirectly by subcontractors through CONTRACTOR and the requirement to cooperate is included in any subcontract it awards.”

Section 2.04 Modifications to Article 10, Terms and Conditions of Payment

(a)	Section 10.02 of the Agreement is modified by adding new subsection (e) as follows:

     “Section 10.02 Time and Manner of Premium Payment

     (e) For the period beginning February 1, 2004 and ending August 31, 2004, CONTRACTOR will be entitled to a payment in accordance with this subsection (e). CONTRACTOR will be paid based on per member/per month premiums and new and current enrollment figures, (including disenrollment adjustments to previous monthly enrollment totals). The Administrative Services Contractor will convey premiums payable information to CONTRACTOR for data reconciliation and to the Management Services Contractor. CONTRACTOR must reconcile the data and report any errors to the Management Services Contractor by the cut-off date of the next month. The Management Services Contractor will pay CONTRACTOR by the first business day following the 14th day of each month. CONTRACTOR must accept payment for premiums by direct deposit into CONTRACTOR’s account. For the period beginning February 1, 2004 and ending August 31. 2004, the premium rates are:

CSA #	Under Age 1	Ages 1-5	Ages 6-14	Ages 15-18
CSA #2	$328.47	$68.21	$45.26	$88.35
CSA #6	$333.84	$69.30	$46.00	$90.52

     CONTRACTOR does not bill HHSC, the Administrative Services, Contractor, other state agencies, or institutions for the monthly premium payment.”

(b) Section 10.06 of the Agreement is modified by deleting the phrase “population-based health initiatives” and any references to such phrase wherever it appears. Section 10.06 is modified as follows:

     “10.6 CONTRACTOR must pay to HHSC an experience rebate for each Experience Rebate Period. CONTRACTOR will calculate the experience rebate in accordance with the tiered rebate formula listed below based on Net Income Before Taxes (excess of allowable revenues over allowable expenses) as set forth in Appendix D. The CONTRACTOR’s calculations are subject to HHSC’s approval, and HHSC reserves the right to have an independent audit performed to verify the information provided by CONTRACTOR.

Graduated Rebate Formula

Net Income Before Taxes
as a Percentage of Total	CONTRACTOR
Revenues	Share	HHSC Share
0% - 3%	100%	0%
Over 3% - 7%	75%	25%
Over 7% - 10%	50%	50%
Over 10% - 15%	25%	75%
Over 15%	0%	100%

     Losses incurred in the 1st Experience Rebate Period may be carried forward to the 2nd and/or 3rd Experience Rate Periods for the same service area as an offset to Net Income Before Taxes in order to reduce any Experience Rebate to HHSC.

     Losses incurred in the 2nd Experience Rebate Period may be carried forward to the 3’d Experience Rate Period for the same service area as an offset to Net Income Before Taxes.

     Losses incurred in the Experience Rebate Periods subsequent to the 2nd Experience Rebate Period can only be carried forward as an offset to Net Income Before Taxes in the next’ Experience Rebate Period.

     The CONTRACTOR shall calculate the experience rebate for each period by applying the experience rebate formula as follows:

     For the 1st and 2nd Experience Rebate Periods, to the Net Income Before Taxes for each CHIP service area contracted between HHSC and CONTRACTOR. CONTRACTOR losses in one CHIP service area cannot be used to offset Net Income Before Taxes in another CHIP service area.

     For the 3rd and 4th Experience Rebate Periods, to the sum of the Net Income Before Taxes for all CHIP, STAR Medicaid, and STAR+PLUS Medicaid service areas contracted between HHSC and CONTRACTOR.

     Experience rebate will be based on a pre-tax basis. Expenses for value-added services are excluded from the determination of Net

     Income Before Taxes reported in the Annual CFS Report; however, CONTRACTOR may subtract from Net Income Before Taxes the expenses incurred for value added services for the experience rebate calculations.

     There will be two settlements for payment(s) of the experience rebate for each Experience Rebate Period. Settlement payments are payable to HHSC. The first settlement shall equal 100% of the experience rebate as derived from, Net Income Before Taxes, for All Groups Combined reduced by any value added services expenses in the Annual CFS Report and shall be paid on the same day that the first Annual CFS Report is submitted to HHSC. The second settlement shall be an adjustment to the first settlement and shall be paid on the same day that the second Annual CFS Report is submitted to HHSC if the adjustment is a payment from CONTRACTOR to HHSC. If the adjustment is a payment from HHSC to CONTRACTOR, HHSC shall pay such adjustment to CONTRACTOR within thirty (30) days of receipt of the second Annual CFS Report. HHSC or its agent may audit the CFS Reports. If HHSC determines that corrections to the CFS Reports are required based on an audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three (3) years from the date that CONTRACTOR submits the second Annual CFS Report. CONTRACTOR must pay the first and second settlements on the due dates for the first and second Annual CFS Reports, respectively, as identified in section 17.02. HHSC may adjust the experience rebate if HHSC determines that CONTRACTOR has paid (an) affiliate(s) amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount CONTRACTOR pays (a) non-affiliate(s) or the amount another health maintenance organization pays for the same or similar goods and services in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate.”

(c) Article 10 of the Agreement is modified by adding new Section 10.12, Mental Health, Substance Abuse, Chemical Dependency Benefits-Transition Period, as follows:

     “Section 10.12 Mental Health, Substance Abuse, Chemical Dependency Benefits-Transition Period

     (a) For covered Mental Health, Substance Abuse and Chemical Dependency (MH/SA/CD) claims incurred by Members between September 1, 2003 and January 31, 2004 (“Transition Period”). CONTRACTOR shall comply with Exhibit B of Amendment 11 to HHSC contract number 529-00-139, entitled “Conditions of Payment,” which is incorporated by reference into the Agreement.

     (b) HHSC will pay CONTRACTOR $0.06 per member per month retroactive to September 1, 2003, to process Mental Health, Substance Abuse and Chemical Dependency claims incurred during the Transition Period. This payment does not apply to the actual claims costs for such claims, for which HHSC will reimburse CONTRACTOR according to the terms contained in Exhibit B of Amendment 11 to HHSC contract number 529-00-139. For the period between September 1, 2003. and January 31, 2004, HHSC will make a one-time payment based on CONTRACTOR’s total CHIP member months for the period multiplied by $0.06. HHSC will issue this payment by February 28, 2004.

     (c) HHSC will reimburse CONTRACTOR for reasonable expenses associated with re-writing, printing, and mailing new provider manual template letters, identification cards, and member handbook template letters that result from the implementation of Mental Health, Substance Abuse, and Chemical Dependency benefits. CONTRACTOR should submit invoices for these services by July 1, 2004. HHSC has 30 days from the date of receipt of invoices submitted pursuant to this provision to pay CONTRACTOR, unless HHSC determines that an audit is necessary, in which case payment may be delayed pending the outcome of the audit. CONTRACTOR must incorporate new benefits and changes resulting from implementation of Mental Health, Substance Abuse, and Chemical Dependency benefits into CONTRACTOR’s provider directory, member handbook, and provider manual by May 31, 2004.

     (d) All payments made by CONTRACTOR pursuant to this Section are subject to audit by HHSC. HHSC’s reimbursement of any CONTRACTOR claims submitted under this Section may be delayed pending an audit or a review by the HHSC Office of Inspector General.

     (e) HHSC’s and CONTRACTOR’s liability for payment under this Section terminates on August 31, 2004.”

Section 2.05 Modification to Appendix C, CHIP Scope of Benefits

     Appendix C, CHIP Scope of Benefits, to the Request for Proposals for Health Plan Services to the Children’s Health Insurance Program (June 1, 1999) is modified as shown in the copy of Appendix C that accompanies this Amendment as Exhibit C, which is incorporated into the Agreement by reference.

Section 2.06 Modifications to Article 12, Scope of CHIP Covered Services

(a) Section 12.05 of the Agreement is deleted in its entirety and replaced with the following:

     “Section 12.05 Case Management Services for Children with Special Health Care Needs

     (a) CONTRACTOR must report to HHSC for approval the method and data sources it uses to identify and track CSHCN on an ongoing basis.

     (b) A child, a child’s family, a health care provider, the CHIP Administrative Services Contractor, or CONTRACTOR may identify a CSHCN with a potential need for enhanced case management. CONTRACTOR must contact the family of a child identified as potentially needing enhanced case management within 20 days. The purpose of the contact is to initiate outreach to identify families wanting enhanced case management and/or other CONTRACTOR services as available (such as disease management programs). Outreach methods can include HHSC-approved surveys, needs assessments, or other methods. CONTRACTOR can contact families through telephone or mail, and must follow up within 30 days with families not responding to initial contact Documentation on outreach activities must be available to HHSC upon request. Documentation must include the following:

     (1) Number and percent of members contacted;

     (2) Number and percent responding to contact;

     (3) Number and percent completing outreach tool;

     (4) Number and percent accepting case management;

     (5) Number and percent referred to other health plan programs (such as disease management).

     (c) CONTRACTOR must provide the following enhanced case management services, as appropriate, if the family wants the services:

     (1) Outreach and Informing

     CONTRACTOR must discuss covered services, including specialty services: the family’s right to select a specialist as a primary care provider (PCP); out-of-network services applicable to the child’s condition, if not available within network: the availability of enhanced care coordination: and community referrals.

     (2) Enhanced Care Coordination

     CSHCN, their families, or their health providers may request enhanced care coordination from CONTRACTOR. CONTRACTOR must furnish a care coordinator when requested. CONTRACTOR may also recommend to the CSHCN’s family that a care coordinator be furnished if CONTRACTOR determines that care coordination would benefit the child. Care coordinators are responsible for working with CSHCN, their families, and their health care providers to develop a seamless package of care in which primary, acute, and specialty service needs are met through a single plan that is understandable to the family. If the family agrees, a written plan of care must be developed and updated at least annually. The care coordinator will coordinate all services with the PCP and, as necessary, with the child’s pediatric specialty care physician. The care coordinator also makes referrals for other community services.

     (3) Community Referrals

     CONTRACTOR must make a best effort to implement a systematic process to enlist the involvement of community organizations that may not be providing CHIP-covered services but are otherwise important to the health and well being of Members. CONTRACTOR also must make a best effort to establish relationships with these community organizations in order to make referrals for CSHCN and other children who need community services. These organizations may include, but are not limited to:

     (A) Early Childhood Intervention Program (512/424-6745);

     (B) Department of Mental Health and Mental Retardation (MHMR) (512/206-4830);

     (C) Texas Department of Health (TDH) Title V Program (512/458-7321);

     (D) Local School District (Special Education);

     (E) Other state and local agencies and programs with jurisdiction over children’s services, including the food stamp and Women, Infants, and Children (WIC) programs;

     (F) Texas Information and Referral Network;

     (G) Texas Commission for the Blind (TCB);

     (H) Child-serving civic and religious organizations and consumer and advocacy groups, such as United Cerebral Palsy, that also work on behalf of the CSHCN population.

(b)	Section 12.07, In-patient Psychiatric, is deleted in its entirety and replaced as follows:

     “Section 12.07 Court-ordered Commitments

     (a) CONTRACTOR shall provide inpatient and outpatient psychiatric services to Members who have been ordered to receive the services by a court of competent jurisdiction under the provisions of Chapter 573 and 574 of the Texas Health and Safety Code, relating to court-ordered commitments to psychiatric facilities, or placements as a Condition of Probation as authorized by the Texas Family Code.

     (b) CONTRACTOR shall not deny, reduce or controvert the medical necessity of any court-ordered inpatient or outpatient psychiatric service. Any modification or termination of services must be presented to the court with jurisdiction over the matter for determination.”

Section 2.07 Amendment to HUB Reporting Requirements

(a)	Appendix Ito the Request for Proposals for Health Plan Services to the Children’s Health Insurance Program (June 1, 1999) is deleted in its entirety.

(b)	Section 17.07 of the Agreement is modified to read as follows:

     “Section 17.07 HUB Reports

     CONTRACTOR must submit monthly reports documenting CONTRACTOR’s Historically Underutilized Business (HUB) program efforts and accomplishments in the format prescribed by HHSC. The HHSC project manager will supply CONTRACTOR with information for accessing the reporting form. CONTRACTOR must submit with its first monthly report, retroactive monthly reports for months covering the period beginning December 2003 up to the currently monthly report.”

Section 2.08 Representations and Agreement of the Parties

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

     IN WITNESS HEREOF, HHSC and the CONTRACTOR have each caused this Amendment to be signed and delivered by its duly authorized representative.

	AMERIGROUP TEXAS, INC	HEALTH AND HUMAN SERVICES COMMISSION

By:	/s/ Eric M. Yoder, M.D.	By:	C E Bell, M.D for

Albert Hawkins Executive Commissioner
Name: Eric M. Yoder, M.D.
Title: President, COO
Date: January 15, 2004		Date:	January 20, 2004